EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this the 1st day of January, 1998 (the "Effective Date") by and between COASTAL PHYSICIAN SERVICES OF SOUTH FLORIDA, INC., (the "Employer" or "Coastal"), a Florida corporation, and SHERMAN PODOLSKY, M.D. ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Employee is currently employed by Coastal Physician Services of South Florida, Inc. and Coastal Physician Services of the Southeast, Inc., which are affiliates of Employer, pursuant to an Employment Agreement dated as of April 2, 1997, which will be terminated in connection with the execution of this Agreement;

     WHEREAS, subject to the terms and conditions hereinafter provided, Employer desires to employ Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the employment of Employee and the compensation to be paid by Employer to Employee, and the covenants set forth herein, Employee hereby accepts employment hereunder subject to the terms and conditions stated below, including the agreement of Employee not to enter into certain competitive activities with the Employer, as follows:

     1. Employment. Employer hereby employs Employee, and Employee hereby accepts such employment, subject to the terms and conditions stated herein. This Agreement shall amend, restate and supersede any existing employment agreements and arrangements applicable to Employee, including the agreement dated April 2, 1997 with affiliates of Employer.

     2. Term. This Agreement shall commence effective as of January 1, 1998 (the "Effective Date") and shall continue through and including December 31, 2000 (the "Initial Term"), unless this Agreement is (a) otherwise terminated in accordance with the provisions contained herein, or (b) extended by mutual agreement of Employer and Employee. After the Initial Term, this Agreement shall automatically renew on a year-to-year basis until terminated in accordance with
Section 12 of this Agreement.

     3. Duties.  Employee  shall perform the following  duties  pursuant to this
Agreement:

          (a) Employee shall serve as President and Chief Executive Officer of Employer. Employee is currently serving and will continue to serve on the Board of Directors of Employer (the "Board of Directors"). Employee may be removed at anytime from any board seat as deemed appropriate by the shareholders of Employer, and such removal shall not be considered a breach by the Employer of this Agreement. Removal of Employee from the office of President shall be considered a material breach of the terms of this Agreement by Employer.

          (b) As the President and Chief Executive Officer of Employer, Employee shall be principally responsible for all operational affairs of Employer, reporting to the Board of Directors. Employee shall perform all duties and responsibilities normally associated with his officer and director positions and shall carry out such other duties and responsibilities and as otherwise may be reasonably assigned to Employee by the Board of Directors.

          (c) Employee shall at all times abide and observe Employer's policies and procedures as are in effect from time to time. Employee acknowledges that Employer is an equal opportunity employer and that Employer's established policy is not to discriminate on the basis of age, marital status, race, color, sex, religion or national origin, or to violate any federal or state anti-discrimination law. Employee shall be responsible for carrying out and implementing the foregoing policy throughout the operations and activities of Employer.

     4. Compensation. For the services provided by Employee as an employee of Employer, Employer shall pay Employee the annual base salary (the "Base Salary") and other compensation identified on Exhibit A.

     5. Additional Benefits. During the term of this Agreement, Employee shall be entitled to and Employer shall provide to Employee, at no cost to Employee, all employment benefits which are generally provided to senior executive officers of Employer and its affiliates, including without limitation the following:

          (a) Comprehensive major medical, dental and other health insurance covering Employee's medical expenses and the medical expenses of his spouse and children;

          (b) Disability insurance with no more than a ninety (90) day elimination period providing for payment to age 65 in the event that Employee becomes unable to perform his responsibilities hereunder. Employer agrees to pay Employee's compensation in accordance with Employer's usual policy throughout any elimination period;

          (c) Term life insurance in the amount of Five Hundred Thousand Dollars ($500,000.00);

          (d) Usual and customary sick leave benefits in accordance with Employer's standard policy for senior level executives;

          (e) A total of four (4) weeks per year vacation and two (2) weeks of continuing medical education;

          (f) Eligibility to participate in the 401(k) Plan maintained by Coastal Physician Group, Inc. ("CPG") for the benefit of its employees as well as in any other tax qualified or unqualified retirement program maintained by Employer or CPG for the benefit of its employees on the same basis as the senior executive officers of Employer are entitled to participate therein; and

          (g) Five Thousand and no/100's Dollars ($5,000.00) per year allowance for dues, licenses, professional associations and CME expenses.

     6. Devotion of Time. During the term of this Agreement, Employee shall devote all necessary time and attention to the business of Employer and its affiliates in a manner and to an extent commensurate with the commitment of other executive officers of Employer, to fulfill his duties and responsibilities under the Agreement and to advance the business interests and good reputation of Employer and the direct and indirect subsidiaries of Employer. Employee may provide medical consulting services consistent with those Employee is currently providing to Scott Medical Group, LLC, so long as (i) the provision of such services do not interfere with the rendering of services under this Agreement, and (ii) such services relate to the provision of clinic services and such services are not in any way connected with the rendering of emergency department staffing services.

     7. Confidentiality and Non-Disclosure. Employee acknowledges that, during this employment, he will gain access to, or possession or knowledge of, numerous trade secrets, confidential information, other valuable properties not generally available to the public and proprietary information, including but not limited to, hospital and healthcare facility client lists, client files and records, lists of potential clients, prospects or targets, and/or other market and marketing data and plans, price books, promotional devices and methods, business methods, manuals and plans, business and sales techniques, strategic plans, computer programs, hospital and physician contracts, and research and development (hereinafter referred to collectively as "Confidential Information"). Employee acknowledges that such Confidential Information is unique and a valuable asset which is owned solely by Employer (or affiliates of Employer) and is to be used only for Employer's or its affiliates' (other than any natural persons) benefit. Employee shall not, during or after the term of this Agreement, disclose, divulge, reveal, transfer, reproduce, sell, capitalize upon or take advantage of such Confidential Information and, in addition, Employee shall exercise all reasonable efforts and precautions to protect against such Confidential Information from misappropriation, misuse, disclosure, breach of confidentiality, or other conduct or action inconsistent with
Employer's rights; provided, however, that Confidential Information may be disclosed to the extent (i) required by law or court order or (ii) generally available to the public other than by unauthorized disclosure. Upon termination of this Agreement, Employee shall return immediately to Employer all of
Employer's (or its affiliates) property (including, without limitation, Confidential Information) in Employee's possession or control. Any materials, manuals, documents or records developed, written, edited or designed by Employee while employed by Employer are the exclusive property of Employer.

     8. Covenant Not To Compete. Employee will, as a result of this employment, be responsible for the executive management and direction of substantial business resources and assets of Employer and its affiliates and will develop additional contacts and relationships with numerous individuals, executives, companies, insurers, providers and health maintenance organizations which are also involved in the managed healthcare business. Such individuals and organizations will have business and contractual relationships with Employer or its affiliates that will be a valuable asset thereof. Employee therefore agrees as follows:

          (a) Employee agrees that for a period of twelve (12) months after termination of this Agreement, Employee will not become employed by, own, operate, manage, or provide consulting services to any business that provides the same type of physician management services as Employer currently provides to emergency departments in the State of Florida.

          (b) Employee agrees for a period of twelve (12) months after termination of this Agreement, not to solicit any hospital, clinic, healthcare facility or other client having a contractual or business relationship with Employer or of any subsidiary of Employer, or of any prospect or potential client to which a marketing proposal or presentation was made within six (6) months of termination, and of which Employee was aware, involving the provision of physician management services for emergency departments, which solicitation would be for the purpose of providing physician management services for emergency departments.

          (c) Employee further agrees to refrain for a period of twelve (12) months following the termination of this Agreement, from any activity of any nature intended or reasonably calculated to result in the termination or cancellation of any contractual or business arrangement between the Employer or any subsidiary of Employer, and any insurer, client, facility or other business or entity.

          (d) Employee agrees to notify any entity or organization of which he is a director, significant shareholder (or other equity owner), manager, general partner, executive officer or as to which he is otherwise a controlling party or over whom he exerts significant influence (an "Affiliate") of the provisions of Sections 7, 8 and 9 of this Agreement, and Employee agrees that he will not cause or permit such Affiliate to engage in any activity that would be prohibited for Employee personally under this Agreement.

          (e) Nothing in this Agreement shall prevent Employee, either during the term hereof or after termination, from (i) making passive investments in third parties so long as such investments do not require Employee to perform any services in connection with any such investments in such third parties, (ii) providing consulting services to Scott Medical Group, LLC of the type and nature that Employee currently provides to Scott Medical Group, LLC so long as the provision of such services is in accordance with the restrictions in Section 6, or (iii) providing clinical medical services, including working as an emergency department physician.

     9. Solicitation of Other Employees.

          (a) Employee agrees that he shall not, for a period of twelve (12) months after the termination of this Agreement, solicit or seek to influence, either directly or indirectly, any employee or any physician or healthcare provider under contract with Employer at any time during Employee's employment by Employer or any of its subsidiaries or affiliates, to enter into any employment agreement, independent contractor arrangement, or any other contractual arrangement whereby such individual would perform services for compensation, either directly or indirectly, for any person, firm, corporation or other entity or business that provides products or services in competition with Employer or any of its subsidiaries or affiliates.

          (b) Employee further agrees that neither he nor any Affiliate shall, for a period of twelve (12) months after the termination of this Agreement, hire, employ, enter into any employment agreement, independent contractor arrangement, or any other contractual arrangement whereby a "Coastal Employee" (as defined below) would perform services for compensation for Employee or such entity. For the purposes hereof, "Coastal Employee" shall mean any person who has been employed by Coastal or any or its direct or indirect subsidiaries at any time during the six (6) month period immediately preceding the termination of this Agreement.

     10. Breach and Remedies.

          (a) Employee acknowledges that the breach or threatened breach of any of the covenants set forth in Sections 7, 8 or 9 may result in immediate and irreparable injury to Employer or its affiliates. Accordingly, Employee agrees the provisions of Sections 7, 8 and 9 shall inure to the benefit of and may be enforced by Employer or any if its affiliates. In addition to any rights or remedies available to Employer for a breach by Employee of Sections 7, 8 or 9, Employer and its affiliates shall be entitled to injunctive relief to enforce the obligations of Employee contained in such Sections. Nothing herein shall be construed as prohibiting Employer or its affiliates from pursuing any other legal or equitable remedies that may be available to it for any such breach or threatened breach, including the recovery of damages from Employee.

          (b) The periods of time provided for in Sections 7, 8 or 9 shall be extended by any period of violation or periods of time, not to exceed 45 days, required to resolve by arbitration any dispute regarding the provisions thereof.

          (c) Employee hereby acknowledges that the covenants set forth in Sections 7, 8 and 9 are reasonable in all respects and are necessary to protect the legitimate business interests of Employer and its affiliates. In the event that any of the provisions of this Agreement are found to be unenforceable or void (either in whole or in part), then the offending portion shall be construed as valid and enforceable only to the extent permitted by law and the balance of this Agreement will remain in full force and effect. It is the intention of parties to restrict the activities of Employee only to the extent necessary to protect the legitimate business interests of Employer, its subsidiaries and/or affiliates, and not to deprive Employee of the right or ability to earn a livelihood.

          (d) The covenants and restrictions contained in Sections 8 and 9 shall terminate in the event Employer or CPG files a voluntary petition in bankruptcy, has an involuntary petition filed against it which is not dismissed within sixty
(60) days of filing, makes a general assignment for the benefit of creditors, or consents to the appointment of a receiver for all or substantially all of its assets.

     11. Vacation and Sick Leave. All earned, accrued and unused vacation and any unused sick pay, upon termination, will be governed by Employer's then current policies.

     12. Termination. This Agreement may be terminated as follows:

          (a) Employer may terminate this Agreement without cause at any time upon ninety (90) days' prior written notice to Employee, and Employee may terminate this Agreement without cause at any time upon ninety (90) days' prior written notice to Employer. This ninety day period is hereafter referred to as the "Notice Period." In the event of such termination, Employee, if requested by Employer, shall continue to perform his obligations and duties under this Agreement and assist with the transition of duties to a new employee during the Notice Period. Employer, at its option, may notify Employee at any time during the Notice Period that no further services are to be performed. In the event that this Agreement is terminated without cause by either party, the covenants set forth in Sections 7, 8 and 9 shall continue in effect, and the applicable start date for the periods of time in Sections 7, 8 or 9 shall be the later of the date that notice of termination is given or the last date upon which services are performed.

          (b) If this Agreement is terminated without cause by Employer at any time during the term hereof, Employer shall pay Employee regular compensation during the Notice Period as provided in subsection (a), plus an amount (the "Severance Benefit") equal to three fourths of the annual Base Salary then in effect (see Exhibit A), all to be paid out in equal installments over the nine
(9) months following the date of expiration of the Notice Period, beginning thirty (30) days from the date of expiration of the Notice Period (so that there will be a total equal to the annual Base Salary paid during the three months of the Notice Period as salary plus the nine months following the Notice Period).

          (c) This Agreement may be terminated by Employer at any time for cause upon written notice to Employee, which notice shall specify the reason for termination. For purposes of this Subsection 12(c), cause shall consist of the following: fraud; material and meaningful dishonesty; substantial and continuous nonperformance of material assigned duties; failure to comply with a material written policy of Employer; failure by Employee to perform or meet objective and measurable standards agreed upon by Employer and Employee; unlawful activities for which Employee is convicted in a jurisdiction of the United States; and material and meaningful breach of this Agreement.

          (d) This Agreement shall terminate upon the death or total and permanent disability of Employee. In the event that this Agreement terminates due to Employee's death or total and permanent disability, Employer shall pay upon such termination to Employee, Employee's Base Salary accrued through the date of Employee's death or the date he becomes totally and permanently disabled, as the case may be. Permanent disability for purposes of this Agreement shall mean the inability to perform the functions of Employee's position for a continuous period of six (6) months.

          (e) This Agreement may be terminated by Employee upon a material breach of the terms of this Agreement by Employer, and if this Agreement is terminated at any time during the term hereof by Employee under this subsection, then Employer shall pay Employee an amount equal to the annual Base Salary then in effect (see Exhibit A), all to be paid out in equal installments over the twelve (12) months following the date of termination, beginning thirty (30) days from the date of termination.

          (f)  Except  as  expressly  set  forth   herein,   all  of  Employer's
obligations for compensation or other benefits shall terminate upon the effective date of the termination of this Agreement.

          (g) Upon termination of employment, Employee agrees to resign as a director of CPG and as an officer and director of Employer and any affiliates of Employer and CPG. In that regard, Employee agrees to execute and deliver to Moore & Van Allen, PLLC, as escrow agent, an undated resignation letter with respect to CPG, which escrow agent is authorized to date and deliver to CPG upon receipt of notice from Employer that Employee's employment has terminated.

     13. Dispute Resolution. The parties shall attempt in good faith to settle any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement, or any amendment hereof, or the breach hereof, by negotiation and mutual agreement; provided that if the parties are not able to agree within a reasonable period of time, then any such dispute or disagreement shall be resolved by submitting such dispute first to mediation and second to arbitration in Broward County or such other location within or outside the State of Florida as may be agreed on by the parties. Either party may make written demand for mediation, in which case the parties shall mediate the dispute or disagreement with the mediator appointed by the Judicial Arbitration & Mediation Services, Inc. ("JAMS") or another party upon mutual agreement of Employer and Employee. Fees and costs of the mediation shall be borne equally by the parties and each party shall pay its own professional fees and costs. If the dispute or disagreement is not settled by mediation within a reasonable period of time, then either party may demand arbitration, in which case the dispute or disagreement shall be arbitrated in accordance with rules and procedures established by JAMS. The arbitrator shall be allowed, in his or her discretion, to require the losing party to pay the reasonable attorney's fees and costs of the prevailing party. Any award rendered by the arbitrator shall be final and binding upon each of the parties and judgment thereof may be entered in any court having jurisdiction thereof. The costs of the arbitrator shall be borne equally by both parties.

     14. Compliance With Securities Laws. Employee agrees to comply with all applicable federal and state securities laws and with all applicable policies of Employer concerning the buying and selling of stock of Employer by employees to the extent such policies do not restrict Employee's express rights under this Agreement.

     15. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes and cancels any prior oral and written understanding and/or agreements between them respecting the subject matter of this Agreement. This Agreement may be amended or modified only in writing signed by both parties.

     16. Severability. If any provision, term, condition, or clause of this Agreement or the application thereof shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     17. Governing Law. This Agreement is made and entered into in the State of Florida and is to be construed in accordance with and take effect under the laws of the State of Florida without regard to principles of conflicts of laws.

     18. Assignment. No party shall have any right to assign, mortgage, pledge, hypothecate or encumber this Agreement in whole or in part, or any benefit or any right accruing hereunder, without in any such case first obtaining the prior written consent of the other party hereto, except that Employer may assign this Agreement to one of its affiliates or wholly-owned subsidiaries, provided that in the event of such an assignment, Employer shall remain primarily responsible for its obligations hereunder and the obligations of Employer shall be binding upon any successor-in-interest. Employee acknowledges that Employer and its affiliates which are direct or indirect wholly-owned subsidiaries of Coastal Physician Group, Inc. may restructure their corporate structure in South Florida, and as a result, Employer may be merged into or with one or more such affiliates, and Employer and Employee agree that this Agreement shall be binding upon and inure to the benefit of any successor entity. All rights hereunder are personal to the Employee and shall cease upon the termination of this Agreement unless otherwise stated herein; provided, however, that the provisions hereof shall inure to the benefit of the personal representatives, heirs and legatees of Employee.

     19. Notice. Any notice, or other written communication to be given pursuant to this Agreement for whatever reason shall be deemed duly given and received
(a) if delivered personally, from the date of delivery, or (b) by certified mail, postage pre-paid, return receipt requested, three (3) days after the date of mailing, addressed: in the case of Employer, to 2828 Croasdaile Drive, Durham, North Carolina 27705 and marked "Attention: Steven M. Scott, M.D.," and in the case of Employee, to his last known permanent address according to the books and records of Employer.

     20. Miscellaneous. Any protection, benefits, rights or other provisions given to Employer in this Agreement shall also be deemed to apply to, protect and inure to the benefit of Employer's affiliates and subsidiaries. All rights of Employer expressed in this Agreement are in addition to any rights available under the common law or other legal principles. Section or paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of person or persons, firm or firms, corporation or corporations, and as context may require.

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

     IN WITNESS WHEREOF, the parties sign and seal below, effective the date first written in this Agreement.


                                    EMPLOYEE:


                                                                          (SEAL)
                                    --------------------------------------
                                    Sherman Podolsky, M.D.


                                    EMPLOYER:

                                    COASTAL PHYSICIAN SERVICES OF
                                    SOUTH FLORIDA, INC.


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------
ATTEST:

By:
   -------------------------
      Assistant Secretary

        [CORPORATE SEAL]

                                    EXHIBIT A
                                    ---------

                                  COMPENSATION
                                  ------------


     1. Base Salary. For services provided as an employee of Employer, Employee shall receive, beginning on the Effective Date, a base salary of $240,000 per annum (the "Base Salary") payable in accordance with Employer's current payroll practices. The Base Salary shall be subject to annual review and adjustment as of each January 1 during the term of this Agreement (or such other times as may be determined by Employer). Upon any annual review and adjustment, the minimum increase in the Base Salary shall be equal to the Base Salary in effect for the previous year multiplied by one-half of the percentage increase (if any) in the Consumer Price Index (the "Index") for All Items, All Groups published by the United States Department of Labor, Bureau of labor Statistics for the one year period ending on the last day of November preceding the adjustment date. If publication of the Index is discontinued or computation of the Index materially altered, Employer and Employee shall use a comparable index computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

     2. Incentive Bonus. Employee shall be eligible for bonuses to be determined from time to time, which shall include but not be limited to bonuses under the 1997-1998 Cash Improvement Incentive Program outlined in the memorandum of September 10, 1997 from Steven M. Scott, M.D. and Steven Newell, a copy of which is attached as Exhibit B; provided that the target quotas shall be established by the President of Coastal Physician Services, Inc.

     3. Stock Options or Awards. Employee shall be eligible for stock options and awards available to other senior management of Employer and its affiliates from time to time. This subsection shall not be a guarantee of any awards or options, and Employee recognizes that the awarding of such compensation is governed by plans adopted by the Board of Directors of Employer from time to time.